Exhibit 4.1

D. José Antonio Soler Ramos
Banco Santander, S.A.
Ciudad Grupo Santander
Avenida de Cantabria s/n
28660 Boadilla del Monte (Madrid)

Madrid, 9 de noviembre de 2008

Muy Señor nuestro:

Les presentamos nuestra oferta de servicios profesionales para que Santander Investment. S.A., (en adelante, “Santander Investment” o la “Entidad Agente”) actúe como Banco Agente de la Ampliación de Capital (en adelante, la “Ampliación”) que Banco Santander, S.A. (en adelante, “Banco Santander”) tiene previsto realizar.

Los términos que comiencen con mayúscula y que no estén definidos en el cuerpo del presente mandato tendrán el significado que a los mismos se les atribuye en la Nota sobre las Acciones de la Ampliación (conforme estos términos se definen a continuación), salvo que se indique lo contrario.

1.	Contenido del mandato

En el supuesto de que, mediante la aceptación de la presente propuesta, Santander Investment sea designada Entidad Agente de la Ampliación, en cumplimiento del mandato recibido, la Entidad Agente se compromete a cumplir, con la diligencia de un ordenado banquero, todas las funciones y obligaciones previstas en el presente mandato, en el Contrato de Aseguramiento y en la Nota sobre las Acciones. Los servicios que Santander Investment prestará a Banco Santander serán los siguientes:

1.
Revisión de los aspectos técnicos y relativos al calendario de la Ampliación y propuesta de modificaciones de la Nota sobre las Acciones, análisis de la operativa, negociación de los aspectos más relevantes desde el punto de vista técnico con las Sociedades Rectoras de las Bolsas (en adelante “SRBs”) y la Sociedad de Gestión de los Sistemas de Registro Compensación y Liquidación de Valores, S.A.U. (en adelante, “Iberclear”).

Redacción y difusión de las instrucciones operativas entre las Entidades Participantes de Iberclear (“Entidades Participantes”), con indicación de los plazos, procedimientos y formatos a los que se deberá ajustar la comunicación de la información sobre las solicitudes de suscripción recibidas a través de Santander Investment en el Período de Suscripción Preferente y Solicitud de Acciones a Adicionales relativa a la Ampliación.

2.	Información periódica a Banco Santander de la evolución de la suscripción de la Ampliación, sobre la base de la información de que disponga en el ejercicio de sus funciones.

3.
Recepción desde las Entidades Participantes y, en su caso, las Entidades Aseguradoras, de la información sobre el volumen de solicitudes de suscripción de Acciones Nuevas en el Período de Suscripción Preferente, de solicitudes de

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

Acciones Adicionales y de las solicitudes de suscripción confirmadas durante el Período de Asignación Discrecional, todo ello tal como se defina y describa en la Nota sobre las Acciones que está previsto sea verificada e inscrita en los registro de la Comisión Nacional del Mercado de Valores con fecha 30 de octubre de 2008 (en adelante, la “Nota sobre las Acciones”). En particular, recepción de información sobre el volumen de órdenes de suscripción de Acciones Nuevas remitidas a través de EUROCLEAR, correspondientes a accionistas de Banco Santander en el Reino Unido.

4.
Recepción, depuración y tratamiento de las transmisiones electrónicas de ficheros o, en su defecto, de los soportes magnéticos correspondientes a las suscripciones realizadas en el Período de Suscripción Preferente, en el Período de Asignación de Acciones Adicionales y, en su caso, en el Período de Asignación Discrecional, todo ello conforme a los requisitos y procedimientos operativos establecidos en la Nota sobre las Acciones.

5.	Asignación de Acciones Adicionales realizando, en su caso, el prorrateo correspondiente de acuerdo con lo establecido en la Nota sobre las Acciones.

6.	Confirmación a las Entidades Participantes de la información sobre las Acciones Sobrantes adjudicadas.

7.
En el Período de Asignación Discrecional, recepción desde las Entidades Aseguradoras, en el supuesto de que el número de Acciones correspondientes a las confirmaciones de propuestas de suscripción presentadas por una Entidad Aseguradora no alcanzara el número de Acciones Nuevas a asegurar que le corresponde, de una cinta que contenga las peticiones a su nombre o a nombre de una o varias sociedades que estén bajo su control por la totalidad de las Acciones correspondientes a la diferencia entre el número de Acciones Nuevas Aseguradas por cada una de ellas y el número total de Acciones Nuevas colocadas.

8.
Verificación de la recepción de fondos en la cuenta de efectivo que Banco Santander abra a tal efecto en la Entidad Agente correspondientes al desembolso de las Acciones Nuevas en el Período de Suscripción Preferente, de Acciones Adicionales en el Período de Asignación de Acciones Adicionales y de Acciones de Asignación Discrecional en el Período de Asignación Discrecional (en adelante, los fondos correspondientes a la Ampliación), y emisión de los certificados de desembolso correspondientes a fin de que se proceda al otorgamiento de la escritura de ampliación de capital. En el supuesto de que fuese necesario, emisión de las correspondientes instrucciones operativas y coordinación de la prefinanciación en el Período de Asignación Discrecional.

9.
Presentación al registro de anotaciones del fichero con la información sobre las suscripciones de Acciones Nuevas para la obtención y asignación de las correspondientes referencias de registro (RRs) y para la confección, por parte de Iberclear, de los certificados del alta de las Acciones Nuevas en el citado registro contable.

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

10.
Obtención de los documentos de intervención de la Sociedad de Valores que determine Santander Investment (en adelante, la Sociedad de Valores) y coordinación con las SRBs para la emisión de los certificados de conformidad con el artículo 27.K del Reglamento de Bolsas.

11.
Confección de los Cuadros de Difusión de la Ampliación que sean requeridos por la Comisión Nacional del Mercado de Valores (en adelante, “CNMV”) necesarios para la admisión a negociación de las acciones en el Mercado Continuo.

12.	Coordinación con la Sociedad de Valores de la ejecución y liquidación de la Operación Bursátil Especial, en caso de que sea necesario, conforme a lo previsto al efecto en la Nota sobre las Acciones.

13.
Abono, con cargo a los fondos correspondientes a la Ampliación, a las Entidades Directoras y Aseguradoras de las comisiones que correspondan a cada una de ellas, en la forma y plazos establecidos en la Nota sobre las Acciones y en el Contrato de Aseguramiento y Colocación y, en su caso, conforme a las instrucciones que remita Banco Santander.

14.
Pago a Iberclear y Bolsas de Valores, por cuenta de Banco Santander, con cargo a los fondos correspondientes a la Ampliación y una vez expedido el certificado de desembolso, de los cánones de contratación y liquidación y demás gastos que puedan derivarse de la liquidación de la Ampliación. A estos efectos, Santander Investment facilitará a Banco Santander un presupuesto con la estimación de dichos gastos. Asimismo, y siguiendo las instrucciones que a tal efecto le curse Banco Santander, procederá al pago del resto de los gastos originados como consecuencia de la Ampliación y que se describen en la Nota sobre las Acciones.

15.
Definir los procedimientos operativos y realizar, en coordinación con las entidades afectadas, cuantas actuaciones sean necesarias o convenientes, según las prácticas y reglas de cada mercado, para la venta de derechos derivados de la Ampliación, todo ello conforme a lo establecido al efecto en la Nota sobre las Acciones.

En el ejercicio de sus funciones, la Entidad Agente deberá atenerse a las instrucciones que reciba de Banco Santander, dentro de los términos y condiciones del presente mandato, del Contrato de Aseguramiento y de la Nota sobre las Acciones. En lo no previsto o establecido expresamente en el presente mandato, en el Contrato de Aseguramiento o en la Nota sobre las Acciones, la Entidad Agente deberá consultar y obtener el previo consentimiento de Banco Santander, no estando autorizada para obrar a su arbitrio. Si no fuera posible consultar a Banco Santander, la Entidad Agente hará lo que le dicte la prudencia y sea más conforme al uso del comercio. En el caso de que un acontecimiento imprevisto hiciera, a juicio de la Entidad Agente, arriesgada o perjudicial la ejecución de las instrucciones recibidas, deberá suspender el cumplimiento de sus funciones y recabar de inmediato nuevas instrucciones de Banco Santander.

La Entidad Agente no podrá ceder a una tercera entidad los derechos y obligaciones derivados del presente mandato sin autorización previa por escrito de Banco Santander. Sin perjuicio de lo anterior, la Entidad Agente podrá recabar libremente, sin autorización previa de Banco Santander, la colaboración de terceros con objeto de reunir los medios idóneos para el mejor desenvolvimiento de sus obligaciones conforme al presente

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

mandato, sin que ello implique cesión o delegación alguna de sus derechos y obligaciones. En todo caso, la Entidad Agente responderá de las gestiones de aquellos terceros con las que pueda colaborar.

2.	Condiciones económicas

Considerando las características y requerimientos de las operaciones, los honorarios a percibir por Santander serían de trescientos mil euros (€300.000) más el I.V.A.

Estos honorarios no incluyen los gastos repercutidos por terceros ni las tasas que puedan ser cargados por las SRBs e Iberclear, ni aquellos que, en caso de requerirse, puedan derivarse de la participación de fedatarios públicos o auditores externos en la verificación del proceso realizado, así como otros gastos extraordinarios que pudieran depender del diseño de la operación. Sin perjuicio de lo anterior, serán por cuenta de Santander Investment aquellos gastos incurridos con terceros en relación con la delegación de funciones prevista en el presente mandato.

3.	Confidencialidad

Por lo que respecta a la confidencialidad de los datos a los que Santander tenga acceso como consecuencia del desarrollo de sus funciones de acuerdo con la presente propuesta, las partes acuerdan lo siguiente:

✓
A menos que sea requerido por la ley o por alguna autoridad judicial o administrativa, y salvo la información pública contenida en la Nota sobre las Acciones y resto de documentación complementaria, los detalles de esta propuesta permanecerán bajo la absoluta confidencialidad de las partes y cualquier comunicación de su contenido a terceros no podrá tener lugar sin el acuerdo expreso, previo y por escrito de los firmantes.

✓
Santander Investment se compromete a cumplir todas las obligaciones legales vigentes en materia de protección de datos. En esta línea, las personas que tengan acceso a los datos personales en relación con los términos de este mandato deberán ser informados acerca de su índole confidencial y de sus responsabilidades. Esta obligación de confidencialidad será notificada por Santander Investment a los empleados que intervengan, en alguna medida, en la ejecución de este mandato, mediante la declaración que mejor estime oportuno. Santander Investment tomará todas las medidas razonables posibles para impedir la revelación, destrucción, alteración, divulgación o uso no autorizado de los datos personales o el acceso físico o lógico no autorizado a los mismos, respondiendo frente a Banco Santander de los perjuicios que pudiera causarle Santander Investment o sus empleados. Las medidas abarcarán, a título enunciativo, hardware, software, procedimientos de recuperación, copias de seguridad y datos extraídos de datos personales en forma de exhibición en pantalla o impresa. En consecuencia, y para aquellos servicios objeto de este mandato que impliquen un tratamiento de datos efectuado por Santander por cuenta de Banco Santander (entidad responsable del tratamiento), Santander Investment (como entidad encargada del tratamiento) asume los siguientes compromisos: (i) únicamente tratará los datos conforme a las instrucciones de Banco Santander o, en ausencia de éstas, según su experiencia en este tipo de operaciones y siempre de acuerdo con la legalidad vigente, y no aplicará los datos para un fin distinto de la prestación

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

de los servicios objeto del presente mandato; (ii) los datos personales no serán comunicados, ni siquiera para su conservación, a otras personas, salvo en los casos autorizados por la Ley; (iii) finalizada la prestación de los servicios, Santander Investment procederá al bloqueo de los datos para evitar su ulterior procesamiento o utilización, conservándolos únicamente a disposición de los organismos competentes o para la resolución de las incidencias que pudieran surgir derivadas de la prestación de los servicios; (iv) transcurrido los plazos legales de prescripción, Santander procederá a la destrucción o remisión a Banco Santander de los datos tratados. En tanto los datos no sean destruidos o devueltos subsistirán las obligaciones derivadas de la protección de datos; (v) adoptará las medidas técnicas y organizativas necesarias que garanticen la seguridad de los datos de carácter personal.

4.	Duración

La presente propuesta de servicios tendrá una vigencia de treinta (30) días a contar desde su fecha. Transcurrido ese plazo sin que Banco Santander hubiera comunicado su aceptación, consideraremos que la presente propuesta no tendrá carácter vinculante para Santander Investment y quedará sin efecto alguno.

En caso de ser aceptada por Banco Santander la propuesta en el plazo señalado, la duración del presente mandato será hasta la finalización por parte de Santander de todos los servicios estipulados en el apartado primero, si bien y en todo caso, tendrá una duración máxima de un (1) año a partir de la fecha de su aceptación.

5.	Responsablidad

Con las excepciones establecidas en el presente mandato, la Entidad Agente será responsable de los perjuicios causados a Banco Santander en el desempeño de sus funciones si hubiera mediado dolo o negligencia o si no hubiera atendido las instrucciones expresas que Banco Santander le hubiera dirigido dentro de los términos del presente mandato y del Contrato de Aseguramiento.

La Entidad Agente no será responsable de los daños y perjuicios que se pudieran ocasionar como consecuencia de posibles retrasos en el envío de las cintas magnéticas por parte de las Entidades Aseguradoras, salvo que hubiera mediado dolo o negligencia de la Entidad Agente.

6.	Notificaciones

Todas las notificaciones, declaraciones de voluntad y otros actos de ejecución de cualquier naturaleza previstos en este mandato, podrán realizarse por télex, fax o cualquier otro medio escrito y serán válidos y vinculantes sin necesidad de claves o código especial.

A los efectos de practicar las notificaciones que fueran necesarias, los domicilios señalados por las partes son los siguientes:

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

Para Banco Santander:

Attn.:  D. José A. Soler
Avenida de Cantabria, s/n
28660 Boadilla del Monte (Madrid)
Telf: +34 912893281
Fax: +34
e-mail: jasoler@gruposantander.com
Para la Entidad Agente:

Attn.:  D. Joaquín González-Tarrio
Avenida de Cantabria, s/n
28660 Boadilla del Monte (Madrid)
Telf.: +34 91 289 39 40
Fax: +34 91 257 10 26
e-mail: jgonzaleztarrio@gruposantander.com

7.	Legislación aplicable y Jurisdicción

Tanto la presente propuesta como la relación de prestación de servicios que constituye su objeto se regirán por la ley española, sometiéndose ambas partes a la jurisdicción de los Tribunales y Juzgados de Madrid capital para cualquier litigio que pudiera surgir entre ellas.

Confiamos que esta propuesta sea de su interés, en cuyo caso les agradeceríamos que, en prueba de conformidad, nos devolvieran firmado uno de los duplicados para nuestros archivos dentro del plazo de vigencia señalado en el apartado cuatro (4).

Quedamos a su disposición para cualquier aclaración adicional que necesiten.

Atentamente,

Santander Investment, S.A.
p.p.

/s/ Joaquín González Tarrio

/s/ Joaquín Alfaro García
/s/ José Antonio Soler

Recibido y conforme:
Banco Santander, S.A.
p.p.

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

Mr. José Antonio Soler Ramos
Banco Santander, S.A.
Ciudad Grupo Santander
Avenida de Cantabria s/n
28660 Boadilla del Monte (Madrid)

Madrid, November 9, 2008

Dear Sir,

We are pleased to submit our offer for professional services whereby Santander Investment, S.A. (hereinafter, “Santander Investment” or the “Agent”) is prepared to act as the Agent for the capital increase (hereinafter, the “Capital Increase”) that Banco Santander, S.A. (hereinafter, “Banco Santander”) intends to complete.

Capitalized words herein but not defined below shall have the meaning that is attributed to them in the Share Securities Note (as defined below), unless otherwise expressly stated.

1.	Subject-matter of the mandate

If, following acceptance of the proposal herein, Santander Investment is appointed as the Agent for the Capital Increase and pursuant to the terms of the mandate, the Agent shall agree to perform diligently each and any of the functions and duties provided for herein as well as in the Underwriting Agreement and the Share Securities Note. Santander Investment shall provide the following services to Banco Santander:

1.
Review of technical issues concerning the time schedule for the Capital Increase, and submission of proposed amendments to the Share Securities Note; operational analysis, negotiation of the most significant technical matters with the Sociedades Rectoras de las Bolsas (hereinafter, “SRBs”) and with the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (hereinafter, “Iberclear”).

Drafting and issuing operating instructions to the Participants in Iberclear (hereinafter, the "Participants”), including details on timetables, procedures and templates for submitting information on the applications for subscription received through Santander Investment during the Preemptive Subscription Period and the Additional Shares Allocation Period in respect of the Capital Increase.

2.
Provision of information on a periodical basis to Banco Santander concerning the level of subscription for the Capital Increase, on the basis of the information acquired by Santander Investment within the course of Santander Investment’s own duties.

3.
Receipt from the Participants and, if appropriate, from the Underwriters, of the information concerning the volume of applications for subscription for New Shares placed during the Preemptive Subscription Period, the volume of applications for Additional Shares and applications for subscription confirmed during the Discretional

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

Allocation Period, in any event as further defined and described on the Share Securities Note which is expected to be verified and registered with the registries held by the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores) on October 30, 2008 (hereinafter, the “Share Securities Note”). Specifically, receipt of information on the volume of subscription orders for New Shares placed through EUROCLEAR by shareholders of Banco Santander in the United Kingdom.

4.
Receipt, clearing and processing of any file electronic transfers or, failing that, any magnetic media recording subscriptions confirmed during the Preemptive Subscription Period, the Additional Shares Allocation Period and, where appropriate, during the Discretional Allocation Period, in any event pursuant to the requirements and operating procedures laid down by the Share Securities Note.

5.	Allocation of Additional Shares, taking care, where appropriate, of any relevant apportionment requirements under the Share Securities Note.

6.	Confirmation to the Participants of information on any allotted Surplus Shares.

7.
Receipt from the Underwriters, within the Discretional Allocation Period and for the case that the number of Shares covered by the confirmations of subscription proposals submitted by an Underwriter does not reach up to the number of New Shares to be underwritten by such Underwriter, of a magnetic tape containing all applications under its name or under the name of one or several companies within the Underwriter’s control covering the difference between the number of New Shares underwritten by each Underwriter and the full number of New Shares placed.

8.
Confirmation of any funds paid into the cash account opened for these purposes by Banco Santander with the Agent by way of disbursement for the New Shares within the Preemptive Subscription Period and any disbursement in respect of the Additional Shares during the Additional Shares Allocation Period and Discretional Allocation Shares during the Discretional Allocation Period (hereinafter, the funds raised through the Capital Increase), and issue of the relevant disbursement certificates so as to proceed to the execution of the deed recording the share capital Capital Increase. If necessary, issue of the relevant operating instructions and coordination of any pre-financing within the Discretional Allocation Period.

9.
Submission for registration with the book-entry form securities registry of the information required in respect of the subscription of New Shares, in order to obtain and secure the relevant registry references (RRs) and to allow the completion and issue by Iberclear of certificates recording the registration of the New Shares with such registry.

10.
Collecting any documentation issued by the Investment Firm (Sociedad de Valores) selected by Santander Investment (hereinafter, the Investment Firm) and coordinating with the SRBs in respect of the issue of the relevant certificates under section 27.K of the Stock Market Regulations (Reglamento de Bolsas).

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

11.
Preparation of any Distribution Tables (Cuadros de Difusión) in respect of the Capital Increase required by the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores) (hereinafter, “CNMV”) in order to allow the shares to be admitted to listing on the Continuous Market.

12.
Coordinating with the Investment Firm in respect of the completion and settlement of the Special Stock-Market Transaction, where required, in accordance with the relevant provisions in the Share Securities Note.

13.
Paying to the Lead Managers and Underwriters, from the funds raised through the Capital Increase, of any fees due to each of them pursuant to the terms and timetable laid down in the Share Securities Note and in the Underwriting and Placement Agreement and, where appropriate, in accordance with any instructions issued by Banco Santander.

14.
Paying to Iberclear and to the Stock Exchanges, on behalf of Banco Santander and against the funds raised through the Capital Increase, once the relevant disbursement certificate has been issued, of any dealing and settlement fees and other expenses arising from the settlement of the Capital Increase. For these purposes, Santander Investment shall provide Banco Santander with a budget including an estimate of such expenses. Likewise, and following any instructions issued by Banco Santander for these purposes, Santander Investment shall pay for any other expenses arising by reason of the Capital Increase or otherwise described in the Share Securities Note.

15.
Defining the operational procedures and carrying out, in coordination with the entities concerned, as many actions as may be necessary or advisable, pursuant to the practices and rules of each market, for the sale of the rights derived from the Capital Increase, in accordance with the relevant provisions set out in the Share Securities Note.

The Agent shall, while complying with its duties, follow any instructions issued to it by Banco Santander within the scope of the terms and conditions set forth herein, in the Underwriting Agreement or in the Share Securities Note. Otherwise, i.e., where no applicable express terms and conditions can be found herein or therein, the Agent shall be required to consult with and obtain Banco Santander's prior consent, and shall further not be authorised to act at its own discretion. Should it prove impossible to consult Banco Santander, then the Agent shall act as suggested by prudent common sense and in accordance with commercial practices. Where an unexpected event makes compliance with any instructions received dangerous or harmful –as determined by the Agent– the Agent shall be required to stop any further compliance and immediately seek new instructions from Banco Santander.

The Agent shall not assign any rights and obligations arising herefrom to any third party without the prior written consent by Banco Santander. Notwithstanding the above, the Agent may freely engage third parties, without prior authorisation from Banco Santander, in order to gather all suitable resources to discharge its duties herein, without such action being deemed an assignment or delegation of any of its rights and obligations. In

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

any event, the Agent shall be responsible for any actions or omissions attributable to any third parties that it may have engaged.

2.	Consideration

Taking into account the characteristics and requirements of the transactions, the consideration payable to Santander Investment would amount to three hundred thousand (€ 300,000) euros plus applicable VAT.

This figure does not cover expenses charged by third parties or fees due to SRBs and Iberclear, or any other expenses or fees arising from or due to, where appropriate, the engagement of any notaries or external auditors throughout the process, as well as any other extraordinary expenses that may depend on the structure of the transaction. However, Santander Investment shall borne any expenses due to third parties in connection with the delegation of functions provided for herein.

3.	Confidentiality

Concerning confidentiality of any data accessed to by Santander Investment by reason of the performance of its duties herein, the parties agree as follows:

✓
Unless required by law or by any judicial or administrative authority, and except for the public information disclosed in the Share Securities Note and all remaining supplementary documentation, the contents of this proposal shall remain strictly confidential and no disclosure thereof to third parties shall be permitted without prior express and written consent by the parties hereto.

✓
Santander Investment shall comply with all data protection legal requirements in force. For these purposes, any individuals accessing personal data in connection herewith shall be informed of the confidential nature thereof and their duties hereunder. This duty of confidentiality shall be communicated by Santander Investment to any employees involved to any extent in the performance of the duties herein, pursuant to any instruments as Santander Investment may consider appropriate. Santander Investment shall take all reasonable and possible measures to prevent unauthorised disclosure, destruction, alteration, dissemination or use of personal data or any unauthorised physical or electronic access thereto, and shall be liable to Banco Santander for any damages arising from any actions or failures to act by Santander Investment or its employees. Such measures shall include, without limitation, the use of hardware, software, retrieval procedures, back-up copies and data extracted from personal data in the form of screen displays or print-outs. Accordingly, and in respect of any services herein that require the processing of data by Santander Investment on behalf of Banco Santander (the company responsible for the processing), Santander Investment (as the company in charge of the processing) undertakes as follows: (i)Santander Investment shall process the data solely and exclusively in accordance with any instructions laid down by Banco Santander or, failing instructions, in accordance with its own experience in this kind of transactions and always as permitted by applicable laws, and shall further refrain from using the data for any purposes other than the provision of the services herein; (ii) no personal data shall be disclosed, not even for the purposes of preservation

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

thereof, to any third parties, except as authorised by law; (iii) once the services herein have been fully rendered, Santander Investment shall block any access to the data so as to avoid any further processing or use thereof, and shall keep the data only for the purposes of making them available to any competent bodies or else for the purposes of settling any controversies that may arise in respect of the provision of the services; (iv) Santander Investment shall, upon the end of the relevant statute of limitation, destroy or return to Banco Santander any processed data. As long as the data are not destroyed or returned, all obligations and duties required by data protection laws shall remain in force; (v) Santander Investment shall take all technical and organisational measures necessary to guarantee the security of the personal data.

4.	Term

This proposal for services shall remain in force for a thirty (30) day period starting on the date hereof. Thereafter, and failing acceptance by Banco Santander, this proposal shall not longer be binding on Santander Investment and shall be rendered ineffective.

If the proposal is accepted by Banco Santander within the period stated above, this mandate shall be in effect until completion by Santander Investment of all services listed in the first section above, except that in any event it shall be in effect for a maximum period of one (1) year from the date of such acceptance.

5.	Liability

Except as otherwise provided for herein, the Agent shall be responsible for any damages caused to Banco Santander while performing its duties and attributable to wilful misconduct or negligence, or else whenever the Agent failed to observe any express instructions issued by Banco Santander within the scope of this mandate and the Underwriting Agreement.

The Agent shall not be responsible for any damages and losses arising by reason of any delays incurred by the Underwriters in dispatching the magnetic tapes, except where the Agent was negligent or wilful.

6.	Notices

Any notices, statements and any executive acts howsoever provided for herein may be delivered by telex, fax or any other written instrument, and shall be valid and binding without any need for a particular code or markings.

The parties have provided the following addresses for the purposes of receiving notices:

Banco Santander
Att.:  Mr. José A. Soler
Avenida de Cantabria, s/n
28660 Boadilla del Monte (Madrid)
Tel: +34 912893281
Fax: +34
e-mail: jasoler@gruposantander.com

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507

The Agent
Att.:  Mr. Joaquín González-Tarrio
Avenida de Cantabria, s/n
28660 Boadilla del Monte (Madrid)
Tel: +34 91 289 39 40
Fax: +34 91 257 10 26
e-mail: jgonzaleztarrio@gruposantander.com

7.	Applicable law and Jurisdiction

This proposal and the provision of services hereunder shall be governed by Spanish law. The parties hereby submit to the Courts and Tribunals in the city of Madrid for the purposes of any dispute that may arise between them.

We trust that this proposal will be of interest to you. If such were the case, we should be grateful if you could return a copy of this proposal to us for the purposes of record, duly signed as evidence of your consent, within the term provided for in section four (4) above.

We remain at your disposal should you require any additional clarification.

Truly yours,

Santander Investment, S.A.
p.p.

Received and agreed:
Banco Santander, S.A.
p.p.

Santander Investment, SA Ciudad Grupo Santander - Edificio Encinar, 1º planta 28660 Boadilla del Monte (Madrid) Teléfono 91 289 3939; Fax 91 257 10 26; e-mail: jumprieto@gruposantander.com

Santander Investment, S.A. - Hoja M-67.840, Folio 172, Sección 8, Tomo 4.078, Inscripción 109. C.I.F.: A-08161507